                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                        -------------------------------
                                NOTICE OF 1995
                                ANNUAL MEETING
                                OF SHAREHOLDERS
                              AND PROXY STATEMENT
                        -------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----

LETTER FROM THE CHAIRMAN....................................................   1

NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS...............................   2

PROXY STATEMENT.............................................................   3

 PROPOSAL 1:  ELECTION OF DIRECTORS.........................................   3

    Procedures for Nominating Directors.....................................   5

    Voting Securities and Principal Holders Thereof.........................   6

    Compensation of Directors...............................................   8

    Compensation of Executive Officers......................................   9

    Reports of the Compensation Committees on Executive Compensation........  11

    Shareholder Return Graph................................................  15

    Compensation Plans......................................................  16

    Compensation Committee Interlocks and Insider Participation in
      Compensation Decisions................................................  17

 PROPOSAL 2:  AMENDMENT TO THE 1985 LONG-TERM INCENTIVE PLAN................  18

 PROPOSAL 3:  APPROVAL OF A NEW FIVE-YEAR EMPLOYMENT AGREEMENT
     BETWEEN JOHN J. BYRNE AND FUND AMERICAN ENTERPRISES HOLDINGS, INC......  18

 PROPOSAL 4:  APPOINTMENT OF INDEPENDENT AUDITORS...........................  19

 OTHER MATTERS..............................................................  19

 Fund American Long-Term Incentive Plan (as amended)........................ Appendix I

 Employment Agreement between Fund American Enterprises Holdings, Inc. and
     John J. Byrne.......................................................... Appendix II

================================================================================

     Fund American Enterprises Holdings, Inc. (the "Company" and, together with its subsidiaries, "Fund American") is a Vermont-based financial services holding company which was organized as a Delaware corporation in 1980. The Company's principal operating activities are conducted through its wholly-owned subsidiary, Source One Mortgage Services Corporation, and its subsidiaries ("Source One"). Source One is one of the nation's largest mortgage banking companies.

     Operating affiliates added to the Fund American family during 1994 include
(i) a 23% voting interest in Financial Security Assurance Holdings Ltd. ("FSA"), a leading Aaa/AAA writer of financial guarantee insurance and (ii) a 33% stake in Main Street America Holdings, Inc., a unit of National Grange Mutual Insurance Company, a New Hampshire based property and casualty insurer.

     In March 1995 Fund American received its license from the Insurance Commissioner of the State of New Hampshire to engage its newly formed subsidiary, White Mountains Insurance Company ("White Mountains"), in the sale of property-casualty insurance. White Mountains is expected to expand its operations to other states as additional approvals are obtained.

     Fund American also owns an investment portfolio consisting mainly of common equity securities.

     Prospectively, Fund American intends to further develop or pursue investments in or acquisitions of one or more operating businesses, primarily in the insurance or other financial services industries in which management has knowledge and experience.

                                                       JOHN J. BYRNE
                                                       Chairman



                                         March 30, 1995



Dear Shareholders:

     I would like to invite all shareholders to attend the 1995 Annual Meeting of Fund American Enterprises Holdings, Inc., to be held on May 24, 1995, at 9:00 a.m. This year's meeting will again take place across the street from our cozy corporate office in Norwich, Vermont, at the historic Norwich Inn. I welcome you all to join me for the morning in our Vermont home.

     We will begin the meeting with a discussion and shareholder vote on the proposals set forth in the accompanying Proxy Statement and on such other matters properly brought before the meeting. At the meeting you will be asked to consider and vote on the following issues:

     1) the election of four directors;

     2) an amendment to the Company's long-term incentive plan;

     3) ratification of my new five-year employment agreement with the Company; and

     4) ratification of the appointment of our independent auditors.

     Whether or not you plan to attend the meeting, you can ensure that your shares are properly represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope.

                                         Respectfully submitted,


                                         John J. Byrne



                   Fund American Enterprises Holdings, Inc.
                          The 1820 House, Main Street
                         Norwich, Vermont  05055-0850

                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 24, 1995


                                                    March 30, 1995


     Notice is hereby given that the 1995 Annual Meeting of Shareholders of Fund American Enterprises Holdings, Inc. will be held on Wednesday, May 24, 1995, at 9:00 a.m. at the Norwich Inn, Main Street, Norwich, Vermont 05055-0850. At the meeting you will be asked to consider and vote upon the following proposals:

     (a) to elect one director to Class III with a term ending in 1997 and three directors to Class I with terms ending in 1998;

     (b) to amend the Fireman's Fund 1985 Long-Term Incentive Plan by (i) extending its current expiration date from September 23, 1995 to May 24, 2005, (ii) increasing to 500,000 (from 353,762) the number of shares of the Company's Common Stock which may be granted thereunder, and (iii) renaming the plan the Fund American Long-Term Incentive Plan;

     (c) to ratify a new five-year employment agreement between the Company's Chairman, President and Chief Executive Officer, John J. Byrne, and the Company;

     (d) to appoint Ernst & Young LLP as Independent Auditors for the 1995 audit examination; and

     (e) to transact such other business, if any, as may be properly brought before the meeting.

     Shareholders of record on the record date, March 27, 1995, (i) who are individuals, may attend and vote at the meeting in person or by proxy or (ii) which are corporations or other entities, may be represented and vote at the meeting by a duly authorized representative or by proxy. A list of all shareholders entitled to vote at the meeting will be open for public examination by shareholders during regular business hours from May 1, 1995, until 12:00 noon on May 24, 1995, at the corporate office of Fund American Enterprises Holdings, Inc., The 1820 House, Main Street, Norwich, Vermont.

     All shareholders are cordially invited to attend this meeting.

                                         By Order of the Board of Directors,

                                         Dennis P. Beaulieu
                                         Corporate Secretary


     SHAREHOLDERS ARE INVITED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD TO BE RETURNED TO FUND AMERICAN ENTERPRISES HOLDINGS, INC., C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052, IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.


     IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED PROMPTLY.

                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.


                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 1995 Annual Meeting of Shareholders (the "1995 Annual Meeting"), to be held on May 24, 1995. The solicitation of proxies will be made primarily by mail, and this Proxy Statement and proxy materials will be distributed to registered shareholders on or about April 3, 1995.

     Holder of shares of the Company's voting stock ("Voting Stock") registered in their name as of the close of business on March 27, 1995, the record date, are entitled to vote at the meeting. Holders of shares of the Company's Common Stock, par value $1.00 per share ("Shares"), are entitled to one vote per Share. Holders of Voting Preferred Stock Series D, par value $1.00 per share ("Series D Preferred Stock"), are entitled to 100 votes per share. As of March 27, 1995, American Express Company ("American Express") beneficially owned all the 20,833 outstanding shares of Series D Preferred Stock.

     You can ensure that your shares of Voting Stock are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. A shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election. Shareholders have the right to revoke their proxies, at any time prior to the time their shares are actually voted, by (i) filing a written notice of revocation with the Corporate Secretary, (ii) presenting another proxy with a later date or (iii) notifying the Inspectors of Election in writing of such revocation. Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her proxy is considered revoked.



                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is divided into three classes (each a "Class").

     At the 1995 Annual Meeting Mr. Cochran is nominated to be elected to Class III with a term ending in 1997, and Messrs. Clark, Kemp and Macklin are nominated to be elected to Class I with terms ending in 1998. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 1995 NOMINEES.

     The current members and terms of each Class are set forth below:

-------------------------------------------------
                                         Director
Director                            Age  since
-------------------------------------------------

Class I - Terms Ending in 1995
     Howard L. Clark*                78   1985
     K. Thomas Kemp*                 54   1994
     Gordon S. Macklin*              66   1987
-------------------------------------------------
Class II - Terms Ending in 1996
     John J. Byrne                   62   1985
     George J. Gillespie, III        64   1986
-------------------------------------------------
Class III - Terms Ending in 1997
     Howard L. Clark, Jr.            51   1986
     Robert P. Cochran*              45   1994
     Arthur Zankel                   63   1992
=================================================

*    Nominee at the 1995 Annual Meeting

     The following information with respect to the principal occupation, business experience and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

CLASS I

     HOWARD L. CLARK was a director of the Company from 1981 until 1983 and became a director again in 1985. Mr. Clark served as an advisor to the Board of Directors of American Express from 1979 to 1993 and was that company's Chairman of the Executive Committee from 1977 to 1979, when he retired, and Chief Executive Officer from 1960 to 1977. Mr. Clark is also a director of Stone & Webster, Inc. Subsidiaries of American Express beneficially own all outstanding shares of the Series D Preferred Stock. See "Voting Securities and Principal Holders Thereof." American Express and its affiliates provide various services to Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     K. THOMAS KEMP has been a director of the Company since November 1994. Mr. Kemp has served as Executive Vice President, Treasurer and Secretary since 1993, as Vice President, Treasurer and Secretary since 1991 and was a Vice President of Fireman's Fund Insurance Company ("Fireman's Fund") from 1990 to January 2, 1991. Prior to joining Fireman's Fund, Mr. Kemp was President of Resolute Reinsurance Company. Mr. Kemp is also a director of Source One, FSA, White Mountains, American Direct Business Insurance and Main Street America Holdings, Inc.

     GORDON S. MACKLIN has been a director of the Company since 1987. Mr. Macklin served as Chairman of Hambrecht & Quist, Inc., a venture capital and investment banking company, from 1987 until 1992. Prior to that, Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970. He is currently Chairman of White River Corporation ("White River"), a director of Martin Marietta Corporation, MCI Communications Corporation, InfoVest Corporation, MedImmune Inc., Fusion Systems Corporation and a trustee, director or managing general partner (as the case may be) of 51 of the investment companies in the Franklin Templeton Group of Funds. White River was formerly a subsidiary of the Company and has performed certain services for Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."


CLASS II

     JOHN J. BYRNE has been Chairman of the Company since 1985. Mr. Byrne has also served as President and Chief Executive Officer since 1990, as Chief Executive Officer from 1985 to 1990 and was Chief Executive Officer of Fireman's Fund from 1989 through January 2, 1991. Prior to that, he was Chairman and Chief Executive Officer of GEICO Corporation from 1976 to 1985. Mr. Byrne is also a director of Source One, FSA, White Mountains, Lehman Brothers Holdings, Inc., Terra Nova (Bermuda) Holdings Ltd., Mid America Apartment Communities and Zurich Reinsurance Centre Holdings, Inc.

     GEORGE J. GILLESPIE, III has been a director of the Company since 1986. He is a Partner in the law firm of Cravath, Swaine & Moore, which position he has held since 1963. He is also a director of The Washington Post Company. Cravath, Swaine & Moore has been retained by Fund American from time to time to perform legal services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

CLASS III

     HOWARD L. CLARK, JR. was a director of the Company from 1986 until 1990, and was an advisor to the Board from 1990 to 1993 when he was re-elected as a director. He is Vice Chairman of Lehman Brothers Inc. and was Chairman and Chief Executive Officer of Shearson Lehman Brothers, Inc. from 1990 to 1993. Prior to joining Shearson Lehman Brothers, Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of American Express. He is also a director of The Maytag Corporation, Plasti-Line, Inc. and the Securities Industry Association. Mr. Clark, Jr. is the son of Howard L. Clark, who is also a director of the Company. Lehman Brothers provides various services to Fund American from time to time. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     ROBERT P. COCHRAN has been a director of the Company since November 1994. Mr. Cochran was a founding principal of FSA and has served FSA in various capacities since 1985. He has been President and Chief Executive Officer and a director of FSA since 1990. He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd.

     ARTHUR ZANKEL has been a director of the Company since August 1992. He is presently Co-Managing Partner of First Manhattan Co., an investment advisor and broker-dealer. He has been a General Partner at First Manhattan Co. since 1965. Mr. Zankel is also a director of The Travelers Inc. and VICORP Restaurants, Inc. First Manhattan Co. has been retained by Fund American from time to time to perform various brokerage and advisory services. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised entirely of nonemployee directors (Messrs. Clark, Clark Jr., Gillespie, Macklin and Zankel), has general responsibility for the oversight and surveillance of the accounting, reporting and financial control practices of Fund American. The Audit Committee annually reviews the qualifications of the Independent Auditors; makes recommendations to the Board as to their selection; and reviews the plan, fees and results of their audit. The Audit Committee also reviews the plans of Source One's internal audit department each year and the results of its audits. Mr. Clark, Jr. is Chairman of the Audit Committee.

     The Human Resources Committee, comprised entirely of nonemployee directors (Messrs. Clark, Clark Jr., Gillespie, Macklin and Zankel), oversees Fund American's compensation and benefit policies and programs, including administration of the Fireman's Fund 1985 Long-Term Incentive Plan (the "Incentive Plan"), the Fund American Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan") and the Fund American Deferred Benefit Plan (the "Deferred Benefit Plan").


The Human Resources Committee also sets the annual salaries and bonuses for elected officers and certain other key employees. Mr. Macklin is Chairman of the Human Resources Committee.

     Fund American does not have a standing Nominating Committee of the Board.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1994 the following meetings of the Board were held: eight meetings of the full Board, including four special meetings, two meetings of the Audit Committee and one meeting of the Human Resources Committee. In 1994 each director attended more than 75% of all meetings of the Board and each member of the Audit Committee and the Human Resources Committee attended more than 75% of all such committee meetings, except Mr. Clark and Mr. Zankel who were each unable to attend one of the two 1994 meetings of the Audit Committee.


                      PROCEDURES FOR NOMINATING DIRECTORS

     Under the Company's Bylaws, any shareholder entitled to vote for the election of directors that is a qualified holder of record of shares of Voting Stock having an aggregate market value of at least $1,000 may nominate persons for election as director, but only if the following procedures are followed:

     In general, the shareholder must give written notice to the Corporate Secretary not later than (i) 120 days in advance of the meeting with respect to an election to be held at an annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

     The notice must include: (i) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated; (ii) a representation that the shareholder is a qualified holder of record of shares of Voting Stock having an aggregate market value of at least $1,000 and that the shareholder intends to appear at the meeting, in person or by proxy, to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination, or nominations, are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had each nominee been nominated, or intended to be nominated, by the Company; and (v) the consent of each nominee to serve as a director of the Company if so elected.



                        VOTING SECURITIES AND PRINCIPAL
                                HOLDERS THEREOF

     As of March 27, 1995, the Company's Voting Stock consisted of 7,659,937 outstanding Shares, each Share entitled to one vote, and 20,833 outstanding shares of Series D Preferred Stock, each share of Series D Preferred Stock entitled to 100 votes. The Shares and the Series D Preferred Stock vote together as a single class.

     The Series D Preferred Stock carries a cumulative 8.75% annual dividend yield. The Series D Preferred Stock is redeemable in cash or, at the Company's option, in Shares (based on the then current market value of Shares) on July 31, 1995. The Company has the right to extend the redemption date by one year, which would require an increase in the dividend rate to 9.75%.

     To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of any class of the Voting Stock as of March 27, 1995, except as shown on the following page.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

---------------------------------------------------------------------------------------------------------------------
                                                                 Number                        Percent of
                   Name and address                            of shares        Percent of    total voting
Title of class     of beneficial owner                           owned           class (e)      power (f)
---------------------------------------------------------------------------------------------------------------------
Common Stock       John J. Byrne (a)                           1,820,224           20.7%          6.9%
                     The 1820 House
                     Norwich, VT 05055

                   Heine Securities Corporation (c)            1,057,095           13.8%         10.8%
                     51 John F. Kennedy Parkway
                     Short Hills, NJ 07078

                   Fireman's Fund Insurance Companies            969,480           12.7%         10.0%
                   Incentive Savings Plan (b)
                     777 San Marin Drive
                     Novato, CA 94998

                   Smith Barney Inc.                             674,424            8.8%          6.9%
                   The Travelers Inc. (c)
                     65 East 55th Street
                     New York, NY 10022

                   Harris Associates L. P. (c)                   506,200            6.6%          5.2%
                     2 North LaSalle Street, Suite 500
                     Chicago, IL 60602

Voting Preferred   American Express Company (d)                   20,833          100.0%         21.4%
Stock Series D       American Express Tower
                     World Financial Center
                     New York, NY 10285
=====================================================================================================================

(a) Includes warrants to purchase 1,150,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 1996. Proposal 3 calls for approval of a five-year employment agreement between Mr. Byrne and the Company and the extension of the term of 1,000,000 of the warrants to January 2, 2002. Proposal 3 provides that Mr. Byrne shall not exercise any of the 1,000,000 warrants extended until the day after his employment by the Company is terminated. See "Proposal 3". Mr. Byrne has sole voting and investment power (or shares such power with his spouse) with respect to the Shares for which he claims beneficial ownership. Does not include 211,500 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(b) Represents Shares beneficially owned by employees of Fireman's Fund pursuant to an incentive savings plan which is sponsored by Fireman's Fund. The trustee for such plan votes the Shares held by the plan in accordance with directions given by the participating Fireman's Fund employees to whose accounts Shares have been allocated.
(c) According to filings by such holders with the SEC, the Shares beneficially owned by the holders named above were acquired solely for investment purposes on behalf of client investment advisory accounts of such holders.
(d) American Express has sole voting and investment power with respect to the shares of Series D Preferred Stock it beneficially owns.
(e) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 (the "Exchange Act").
(f) As of March 27, 1995, the total voting power of Voting Stock was 9,743,237 votes. Percent of total voting power is based on actual beneficial ownership of Voting Stock as of the record date. Warrants held by Mr. Byrne are not included in this calculation.

        BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 27, 1995, beneficial ownership of Shares by each director of the Company, by each of the "Named Executive Officers" as defined herein, and by all directors and executive officers as a group.

-----------------------------------------------------------------------------------------------------------------
                                                                                                       Percent of
                  Name and address                                 Number of           Percent of    total voting
Title of class    of beneficial owner                           Shares owned            class (d)       power (e)
-----------------------------------------------------------------------------------------------------------------
Common Stock      John J. Byrne                                 1,820,224(a)              20.7%              6.9%
                  Howard L. Clark                                   2,000                    *                 *
                  Howard L. Clark, Jr.                              1,000                    *                 *
                  Robert P. Cochran                                     0                    0                 0
                  James A. Conrad                                     772                    *                 *
                  George J. Gillespie, III                          1,000                    *                 *
                  K. Thomas Kemp                                   23,537(b)                .3%               .2%
                  Gordon S. Macklin                                 5,000                    *                 *
                  Robert W. Richards                                  831                    *                 *
                  Allan L. Waters                                   8,755(b)                .1%                *
                  Arthur Zankel                                    12,600(c)                .2%               .1%
                  All directors and executive
                  officers as a group                           1,876,440(a)(b)           21.3%              7.4%
=================================================================================================================

* Represents less than .1% of the outstanding Shares and the total voting power of Voting Stock, as applicable.

(a) Includes warrants to purchase 1,150,000 Shares, which warrants Mr. Byrne purchased from American Express in 1985. The warrants are exercisable at $21.66 per Share through January 2, 1996. Proposal 3 calls for approval of a five-year employment agreement between Mr. Byrne and the Company and the extension of the term of 1,000,000 of the warrants to January 2, 2002. Proposal 3 provides that Mr. Byrne shall not exercise any of the 1,000,000 warrants extended until the day after his employment by the Company is terminated. See "Proposal 3". Mr. Byrne has sole voting and investment power (or shares such power with his spouse) with respect to the Shares for which he claims beneficial ownership. Does not include 211,500 Shares donated to charitable foundations for which Mr. Byrne disclaims beneficial ownership, but for which his spouse retains voting power.
(b) Includes currently exercisable stock options held by Mr. Kemp, Mr. Waters and all executive officers as a group to purchase 2,000; 2,855 and 4,855 Shares, respectively.
(c) Does not include 156 Shares for which Mr. Zankel disclaims beneficial ownership. First Manhattan Co., a partnership in which Mr. Zankel is Co-Managing Partner, has investment and/or voting discretion with respect to such Shares.
(d) Determined based on the beneficial ownership provisions specified in Rule 13d-3(d)(1) of the Exchange Act. Except to the extent indicated above, all executive officers and directors have (or share with their spouse) sole voting and investment power with respect to the Shares for which they claim beneficial ownership.
(e) As of March 27, 1995, the total voting power of Voting Stock was 9,743,237 votes. Percent of total voting power is based on actual beneficial ownership of Voting Stock as of the record date. Stock options and warrants held by employees are not included in this calculation.


                           COMPENSATION OF DIRECTORS

     Directors who are not officers of Fund American received a retainer of $45,000 for 1994 and a fee of $1,000 for each Board meeting attended. Messrs. Clark, Jr. and Macklin also received an additional retainer of $3,000 for 1994 as Chairman of the Audit Committee and Chairman of the Human Resources Committee, respectively. Each non-employee director also received an additional $1,000 for each committee meeting attended.

     Any non-management director who retires from the Board with at least five years of service as a director of the Company is entitled to an annual retirement benefit equal to 50% of the amount of the annual retainer for the year in which the retirement occurs. Eligible directors are entitled to receive the annual benefit for a period of years equal to the number of years of service or, if sooner, until death.

     Directors who are officers of Fund American do not receive any compensation for their services as directors. Directors do not receive any additional fees or compensation for services as director of any subsidiary of the Company.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth certain information regarding the salary, incentive compensation and benefits paid by Fund American to its Chief Executive Officer and four of its most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

     The following table reflects the cash and non-cash compensation for the Named Executive Officers.

-----------------------------------------------------------------------------------------------------------------------------------
                                            Annual compensation                    Long-term compensation
                               -------------------------------------------         ----------------------
                                                                                    Awards      Payouts
                                                                                   --------     -------
                                                                     Other
                                                                    annual
          Name and                                                  compen-        Options/      LTIP              All other
     principal position        Year      Salary       Bonus         sation         SARs (#)    payouts (a)       compensation
-----------------------------------------------------------------------------------------------------------------------------------
JOHN J. BYRNE                  1994     $550,000    $ 74,000       $      0             0     $        0           $  104,499(d)
Chairman, President &          1993      550,000     165,000              0             0      4,748,975               96,002(d)
   Chief Executive Officer     1992      607,500     169,000          1,575(b)          0              0            2,157,194(d)(e)
JAMES A. CONRAD                1994      219,212      75,000         32,718(c)          0              0                4,500(f)
President & Chief Executive    1993      209,958           0        191,261(c)     26,123              0                    0
   Officer of Source One       1992      204,048      72,000         36,463(c)          0        921,122                5,815(f)
ROBERT W. RICHARDS             1994      211,528      72,000         25,295(c)          0              0                4,500(f)
Chairman of                    1993      202,728           0        176,345(c)     24,149              0                    0
   Source One                  1992      197,028      65,000         21,999(c)          0        890,362                5,878(f)
K. THOMAS KEMP                 1994      180,000      30,000              0             0              0               30,366(d)
Executive Vice President       1993      135,000      59,400              0             0      1,304,345               15,313(d)
                               1992      130,000      35,000            350(b)          0              0                7,540(d)
ALLAN L. WATERS                1994      175,000      40,000              0             0              0               17,791(d)
Senior Vice President &        1993      160,000      57,750              0             0      1,363,938              106,464(d)
   Chief Financial Officer     1992      134,600      40,000          7,358(b)          0              0                6,810(d)
===================================================================================================================================

(a) Includes cash payments and the total market or appraisal value of shares distributed.
(b)  Amounts represent temporary state tax reimbursements.
(c) Amounts for 1994 include $25,638 and $18,611 for Messrs. Conrad and Richards, respectively, reflecting interest reimbursements on amounts paid to purchase stock appreciation rights ("SARs") and reimbursements of automobile expenses. Amounts for 1993 include $156,414 and $149,495 for Messrs. Conrad and Richards, respectively, reflecting reimbursements of individual income taxes resulting from exchanges of shares of Common Stock of Source One ("Source One Shares") for SARs. Amounts for 1993 and 1992 also include interest reimbursements on amounts paid to purchase Source One Shares and reimbursements of automobile expenses.
(d) Amounts for 1994 and 1993 represent principal credited to the Deferred Benefit Plan. For Mr. Waters, the 1993 amount also includes reimbursements of $90,625 for relocation expenses. Amounts for 1992 include principal credited to the Company's 401(k) incentive savings plan and other retirement plans.
(e) On December 30, 1992, pursuant to a request from the Board, Mr. Byrne agreed to an early exercise of stock options and warrants to purchase 1,000,000 Shares. The Board's request reflected concerns regarding proposed tax legislation which could have limited or eliminated the Company's tax benefits from certain employee stock options and warrants exercised in 1993 and thereafter. To encourage early exercise of the stock options and warrants, the Company provided a $30 million secured loan to Mr. Byrne. The non-recourse loan bears interest at 4% and matures on October 23, 1995. The $2,148,168 difference between the face value and the initial estimated fair value of the loan has been reported as compensation and benefits expense in the Company's income statement for the year ended December 31, 1992.
(f) Represents amounts allocated to the accounts of Messrs. Conrad and Richards pursuant to Source One's employee stock ownership plan.

                             OPTIONS AND WARRANTS

       The following table summarizes, for the Named Executive Officers, exercises of stock options and warrants during the Company's latest fiscal year, and the number and in-the-money value of stock options and warrants outstanding as of the end of the fiscal year.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                  As of December 31, 1994
                                                           --------------------------------------------------------------------
                          Stock option, warrant and SAR       Number of unexercised stock             In-the-money value of all
                        exercises during the year ended                 options, warrants            outstanding stock options,
                                       Deember 31, 1994                      and SARs (a)                 warrants and SARs (a)
                        -------------------------------    ------------------------------   -----------------------------------
                                  Shares          Value                               Not                                   Not
Name                            acquired       realized    Exercisable        exercisable      Exercisable          exercisable
-------------------------------------------------------------------------------------------------------------------------------
John J. Byrne                    130,000     $5,775,478      1,150,000              0       $56,883,888(c)                $0
James A. Conrad                        0              0         26,123              0            45,369                    0
Robert W. Richards                     0              0         24,149              0            41,941                    0
K. Thomas Kemp                         0              0          3,000(b)           0           110,750(b)                 0
Allan L. Waters                        0              0          7,688(b)           0           288,641(b)                 0
===============================================================================================================================

(a) Unless otherwise noted, amounts represent options, warrants or SARs pertaining to Fund American Shares.
(b) Amounts include 1,000 and 2,563 stock options for Messrs. Kemp and Waters, respectively, and $20,510 and $53,317 of in-the-money value for Messrs. Kemp and Waters, respectively, pertaining to stock options to acquire from the Company shares of Common Stock of White River ("White River Shares"). Such stock options were issued pursuant to certain anti-dilution provisions of the Incentive Plan which were triggered by the distribution of approximately 74% of the outstanding White River Shares to Fund American's shareholders on December 22, 1993 (the "Distribution").
(c) Amount is presented net of Mr. Byrne's basis in his unexercised warrants. Proposal 3 calls for approval of a five-year employment agreement between Mr. Byrne and the Company and the extension of the term of 1,000,000 of the warrants from January 2, 1996 to January 2, 2002. Proposal 3 provides that Mr. Byrne shall not exercise any of the 1,000,000 warrants extended until the day after his employment by the Company is terminated. See "Proposal 3".



            LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table summarizes the Incentive Plan awards made to the Named Executive Officers during the latest fiscal year. Such awards consisted entirely of performance shares.

-------------------------------------------------------------------------------------------------------------------------------
                                                Number of
                                              performance        Performance               Estimated future payouts in Shares:
                                                   shares         period for              -------------------------------------
Name                                              awarded             payout              Threshold        Target       Maximum
-------------------------------------------------------------------------------------------------------------------------------
John J. Byrne                                          0                    0                  0                0             0
James A. Conrad                                   26,677(a)            6 yrs.                  0           26,677        53,354
Robert W. Richards                                19,055(a)            6 yrs.                  0           19,055        38,110
K. Thomas Kemp                                         0                    0                  0                0             0
Allan L. Waters                                        0                    0                  0                0             0
===============================================================================================================================

(a) Represents the conversion, as of January 1, 1994, of outstanding Source One performance shares to Fund American performance shares. Such conversion was made at a ratio of 1.91 Fund American performance shares for each Source One performance share previously held. The related performance criteria is the attainment of an economic return on equity ("EROE") as measured by growth in the estimated economic value per share of Source One common stock. The performance shares may be earned based on a pre-defined fixed formula in four equal tranches over four overlapping three-year periods. Each tranche represents 6,669 and 4,764 performance shares at the target EROE for Messrs. Conrad and Richards, respectively. The first tranche may be earned over the performance period beginning January 1, 1994 and ending December 31, 1996. The target and maximum EROE's for the first tranche are 12.8% and 19.8%, respectively. No performance shares would be payable from the first tranche if the EROE is less than 6.8%. The performance period for the second performance share tranche is January 1, 1995 through December 31, 1997, and the related target and maximum EROE's are 14.8% and 21.8%, respectively. No performance shares would be payable from the second tranche if the EROE is less than 8.8%.

                        OTHER COMPENSATION ARRANGEMENTS

     Fund American has no formal severance policy. However, the Company has guaranteed payment of the salaries for Messrs. Kemp and Waters through December 31, 1996. As of December 31, 1994, such guaranteed salary amounts totalled $360,000 and $350,000 for Messrs. Kemp and Waters, respectively. On February 15, 1995, the Board approved, subject to shareholder approval pursuant to Proposal 3 herein, a new five-year employment agreement between the Company and John J. Byrne (see "Proposal 3"). Additionally, pursuant to the Incentive Plan, under some circumstances such as a "Change in Control" followed by a termination without cause, constructive termination or an "Adverse Change" in the Incentive Plan, stock options will generally become fully exercisable and performance shares will become partially or fully payable. Such circumstances are more fully described in the Incentive Plan.

CERTAIN TRANSACTIONS

     Fund American from time to time uses aircraft owned by Haverford Transportation Inc. ("HTI") for corporate travel purposes. Messrs. Byrne and Kemp are the sole shareholders of HTI. Fund American reimburses HTI for certain of its operating costs associated with Fund American's use of HTI aircraft. During 1994 Fund American paid HTI a total of $190,150 for aircraft usage. Fund American believes that its arrangement with HTI is on terms that are more favorable to Fund American than would generally be available if secured through an arrangement with a third party.

     Source One has made mortgage loans in the ordinary course of business to employees of Fund American, including certain of its Executive Officers. The terms of such mortgage loans made to Executive Officers are substantially similar to those provided to other employees of Fund American and to the public.

     In December 1993, BYRNE & sons, l.p. ("BYRNE & sons"), a partnership in which Mr. Byrne is the sole general partner, made its initial investment in the Merastar Partners Limited Partnership and the Southern Heritage Limited Partnership (the "Partnerships"). The Partnerships are involved in various property and casualty insurance ventures.Shortly after making its initial investment, BYRNE & sons offered one-third of its interest in the Partnerships to Fund American on equal terms and conditions. In May 1994 Fund American accepted the offer and paid BYRNE & sons a total of $338,558 representing reimbursement for one-third of Byrne & sons' cost for the Partnerships including interest of $5,225 at a 6.0% annual rate.


                          REPORTS OF THE COMPENSATION
                            COMMITTEES ON EXECUTIVE
                                 COMPENSATION

     Compensation for Messrs. Byrne, Kemp and Waters is established by the Human Resources Committee of the Board (the "Committee"). Compensation for Messrs. Conrad and Richards is established by the Human Resources Committee of the Source One Board of Directors (the "Source One Committee") which is comprised solely of Fund American executive officers.

FUND AMERICAN COMMITTEE

     The Committee is comprised solely of non-employee directors. The Committee has responsibility for developing, administering and monitoring the executive compensation policies of the Company.

     Fund American's executive compensation policies are designed with one goal in mind--maximization of shareholder value over long periods of time. The Committee believes that this goal is best pursued by utilizing a pay-for-performance program which serves to attract and retain superior executive talent and provide management with performance-based incentives to maximize shareholder value. Through the compensation program, the Committee seeks to maximize shareholder value by aligning closely the financial interests of Fund American's management with those of the Company's shareholders.

     The Committee believes that the most appropriate indicator of shareholder return is the Company's return on equity ("ROE") as measured by growth in value per Share. The Committee believes that, over long periods of time, maximizing the Company's ROE will optimize shareholder returns.

     The Committee believes that the performance-based compensation of the Company's executive officers should be payable only if the Company achieves truly superior returns for its shareholders. Therefore, many of Fund American's performance-based compensation programs are directly linked to achievement of an annualized ROE for the Company of 13% to 15%. The Committee believes that such returns are a challenging target for the Company in its current form.

     Compensation of Fund American's management team, including the Named Executive Officers, consists primarily of three components: base salary, annual bonus and long-term incentive awards. When establishing each element of compensation, the Committee considers the total compensation earned by or potentially available to each member of management.

BASE SALARY. Base salary for each Named Executive Officer is established annually, generally as of January 1. When establishing base salaries of the Named Executive Officers, the Committee considers numerous factors including: qualifications of the executive; the corporate responsibilities of the executive; the executive's performance since his or her last salary adjustment; and, for all executives except Mr. Byrne, the recommendations of Mr. Byrne.

ANNUAL BONUS. For 1994, the target annual bonus pool for all eligible employees of the Company was equal to 25% of eligible base salary at a 13% annual ROE.
The aggregate size of the annual bonus pool could vary from 0% to 50% of eligible salary. When establishing the aggregate size of the annual bonus pool, the Committee considers numerous factors including performance versus the objectives set forth in the Company's Annual Business Plan, in particular the Company's financial performance for the latest fiscal year as measured by ROE, and the recommendations of Mr. Byrne. The Committee reviews the Annual Business Plan with management near the beginning of the year and approves the plan after changes required by the Committee, if any, are made.

     After establishing the aggregate size of the annual bonus pool, the Committee then considers the distribution of the bonus pool among the executive officers and certain other key employees of the Company. Each participant's allocation of the pool is determined after considering numerous factors including individual achievements as compared to objectives included in the Annual Business Plan, the contribution of such achievements to the Company's overall financial performance, and the recommendations of Mr. Byrne. Mr. Byrne receives an annual bonus, as a percent of his salary, equal to no more than the average bonus percentage received by all other employees eligible to participate in the bonus pool.

     For 1994, the Committee determined that the financial results of the Company warranted a bonus pool equal to 13.6% of aggregate base salary. The principal factors considered by the Committee in determining the size of the 1994 pool were: (i) the Company's poor 1994 ROE performance, as measured by change in value per share, versus a 13% target ROE (the predominant factor);
(ii) the progress made in re-deploying the Company's passive investment portfolio into strategic operating investments; and (iii) overall favorable results versus certain specific objectives contained in the 1994 Annual Business Plan.

LONG-TERM INCENTIVE AWARDS.   The Incentive Plan provides for granting to
executive officers and certain other key employees of the Company various types of stock-based incentive awards including stock options and performance shares.

     Stock options are rights to purchase a specified number of Shares at or above the fair market value of Shares at the time the option is granted. Stock options generally vest over a four-year period and expire no later than ten years after the date on which they are granted.

     Performance shares are conditional grants (payable subject to the achievement of specific financial goals) of a specified maximum amount of cash, payable generally at the end of three- to five-year periods or as otherwise determined by the Committee.

     The Committee believes that stock-based awards made pursuant to the Incentive Plan are the most effective method of providing incentives for management to strive to maximize shareholder value over the long term. The Committee's conclusion is based on the following factors: (i) such awards vest or are earned over multi-year periods; (ii) such awards are generally made in the form of Shares or derivatives thereof, which helps to align the interests of management with those of the Company's shareholders; and (iii) the majority of Incentive Plan awards made over the last three fiscal years are linked to the achievement of a 13% to 15% ROE over the applicable performance period.

     The Incentive Plan is scheduled to expire on September 23, 1995. On February 15, 1995, the Committee approved, subject to the approval of the Company's shareholders, a series of amendments to the Incentive Plan. Such amendments are designed to enable the Company to continue to provide the same long-term incentives to executive officers and other employees of the Company, through May 2005, as are currently available under the Incentive Plan. See "Proposal 2".

     For 1994 there were no new stock-based awards made to Messrs. Byrne, Kemp or Waters. As of December 31, 1994, Messrs. Byrne, Kemp and Waters had: (i) 37,500, 6,750 and 8,250 performance shares outstanding, respectively, which may become payable subject to the attainment of a 15% target ROE over the four-year period ending December 31, 1996 (the "15% Performance Shares"); and (ii) 0, 17,000 and 14,000 performance shares outstanding, respectively, which may become payable subject to the attainment of a 13% target ROE over the three-year period ending December 31, 1996 (the "13% Performance Shares"). At an actual ROE less than the target, the percentage of performance shares payable could decline to 0%.

     As a result of certain anti-dilution provisions of the Incentive Plan which were triggered by the Distribution, each 15% Performance Share paid out would entitle the holder to receive an amount of cash equal to the market value of one Fund American Share plus one-half the market value of one White River Share. Each 13% performance share paid out would entitle the holder to receive an amount of cash equal to the market value of one Fund American Share.

NEW EMPLOYMENT CONTRACT. On February 15, 1995, the Committee approved, subject to approval by the Company's shareholders, a new five-year employment agreement between John J. Byrne and the Company. The Committee believes, among other things, that Mr. Byrne plays a key role in the finding and development of strategic investment opportunities for the Company and therefore approved the new five-year agreement to retain Mr. Byrne's active involvement with the Company for the next five years. See "Proposal 3".

                    Gordon S. Macklin, Chairman
                    Howard L. Clark
                    Howard L. Clark, Jr.
                    George J. Gillespie, III
                    Arthur Zankel


SOURCE ONE COMMITTEE

     Source One's compensation programs include three components: base salary, annual bonus and long-term incentive awards. Emphasis is placed on the two performance-based components -- annual bonus and long-term incentive awards. Maximization of shareholder return, as measured by certain indicators of Source One's financial performance selected by the Source One Committee, are the primary factors used by the Source One Committee to determine pay-for-performance compensation for Messrs. Conrad and Richards.

     The Source One Committee also considers the relative achievement towards goals established in Source One's Annual Business Plan when determining compensation amounts for Messrs. Conrad and Richards. Source One's Annual Business Plan is submitted to, reviewed by and approved by the Source One Board of Directors near the beginning of each year. Copies of the Source One Annual Business Plan are then provided to the Fund American Board.

BASE SALARY. The philosophy of Source One's salary program is to provide individual salaries that properly reflect the responsibilities of each position and assure that salary levels maintain a competitive relationship while offering appropriate recognition for performance. The base salaries of Messrs. Conrad and Richards are considered and established annually by the Source One Committee. Among the factors considered by the Source One Committee are the qualifications of the executive, the corporate responsibilities of the executive, the performance of the executive since his or her last salary adjustment, and the recom-mendations of Mr. Byrne.

ANNUAL BONUS. Annual bonuses are paid under an executive incentive compensation plan which is designed to attract and retain the services of selected key officers who are in a position to make a material contribution to the successful operation of Source One. Incentive compensation awards are made on the basis of individual performance during the plan year from an award pool. When determining the amounts to be awarded to a participant (including Messrs. Conrad and Richards), the Source One Committee considers each individual's contribution towards attainment of goals established in Source One's Annual Business Plan. These goals are principally focused towards the achievement of specified operating earnings and EROE targets. For 1994, the Source One Committee determined that the financial results of Source One warranted a bonus pool of 17.0%. The principal factors considered by the Committee in determining the size of the 1994 bonus pool were: (i) a shortfall in Source One's reported operating earnings versus the Source One 1994 Annual Business Plan (the predominant factor); (ii) the attainment of a favorable 13.5% EROE; and (iii) overall favorable results versus certain specific objectives contained in Source One's 1994 Annual Business Plan.

LONG-TERM INCENTIVE AWARDS. These awards are made primarily pursuant to Source One's performance share plan, the purpose of which is to advance the interests of Source One by providing equity-based incentives to certain key employees. Payout of such awards is primarily based on the achievement of certain predefined corporate EROE goals.

     For 1994 there were no new stock-based awards made to Messrs. Conrad and Richards. As of December 31, 1994, Messrs. Conrad and Richards held 26,123 and
24,149 SARs, respectively.   The value of each SAR is equal to the positive
difference between (i) $86.625 and (ii) the closing price of one Share on the date preceding the exercise of the SAR multiplied by a factor of 1.223. The SARs are fully vested and expire upon termination of employment.

     As of December 31, 1994, Messrs. Conrad and Richards had 26,677 and 19,055 performance shares outstanding, respectively. The performance shares may be earned based on a pre-defined fixed formula in four equal tranches over four overlapping three-year periods. Each tranche represents 6,669 and 4,764 performance shares at the target ROE for Messrs. Conrad and Richards, respectively. The first tranche may be earned over the performance period beginning January 1, 1994 and ending December 31, 1996. The target and maximum EROE's for the first tranche are 12.8% and 19.8%, respectively. No performance shares would be payable from the first tranche if the EROE is less than 6.8%. The performance period for the second performance share tranche is January 1, 1995 through December 31, 1997, and the related target and maximum EROE's are 14.8% and 21.8%, respectively. No performance shares would be payable from the second tranche if the EROE is less than 8.8%.

                    Terry L. Baxter, Chairman
                    John J. Byrne
                    K. Thomas Kemp

                           SHAREHOLDER RETURN GRAPH

     The following graph shows the five-year cumulative total return for a shareholder who invested $100 in Shares at the close of business on December 31, 1989, assuming re-investment of dividends. For comparison, cumulative returns for the five-year period ended December 31, 1994, are also shown for the Standard & Poor's 500 Stocks Capitalization Weighted Index and the Standard & Poor's Financial Services Index.




                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG FUND AMERICAN, S&P 500 INDEX AND S&P FINANCIAL SERVICES INDEX



Measurement Period           FUND           S&P          S&P FINANCIAL
(Fiscal Year Covered)        AMERICAN       500 INDEX    SERVICES INDEX
-------------------          ----------     ---------    --------------
Measurement Pt-
12/31/89                     $100.0         $100.0       $100.0
FYE 12/31/90                 $151.2         $ 96.9       $ 78.6
FYE 12/31/91                 $205.7         $126.4       $118.4
FYE 12/31/92                 $212.0         $136.0       $146.1
FYE 12/31/93                 $277.5         $149.8       $162.3
FYE 12/31/94                 $255.4         $151.7       $156.6

                              COMPENSATION PLANS

RETIREMENT PLANS

  All executive officers employed by the Company participate solely in Fund American retirement plans. All executive officers employed by Source One participate solely in Source One retirement plans.


FUND AMERICAN RETIREMENT PLANS

     The Company terminated its defined benefit pension plan, supplemental pension plan, retiree medical plan and incentive savings plan in early 1993. In 1994, Messrs. Byrne, Kemp and Waters participated in the Deferred Benefit Plan, a nonqualified defined contribution plan established for the purpose of providing retirement and postretirement benefits. The amount of annual contributions to the new plan are determined using actuarial assumptions and benefit levels similar to those of the previous plans; however, participants in the new plan may choose between two investment options for their plan balances. Amounts credited to the Deferred Benefit Plan accounts of such individuals have been included in the Summary Compensation Table.

     Each of Messrs. Byrne, Kemp and Waters may also participate voluntarily in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, participants may defer all or a portion of qualifying remuneration payable by Fund American. Amounts deferred pursuant to the Deferred Compensation Plan are included in the Summary Compensation Table. Participants in the Deferred Compensation Plan may choose between two investment options for their plan balances. As of December 31, 1994 the account balances of Messrs. Byrne, Kemp and Waters included 23,296; 986 and 15,795 phantom shares, respectively. The account value of each phantom share is equal to the market value of one Share. Such phantom shares are payable only in cash.

                          SOURCE ONE RETIREMENT PLANS


-------------------------------------------------------------------------------------------------
                                           Gross annual benefit paid as a straight-life annuity
 Average eligible compensation for five   (to be reduced by .485% of average salary up to covered
     highest paid consecutive years        compensation, that is, the average of social security
    in the last ten years of service         wage bases for the 35 years prior to retirement)
-------------------------------------------------------------------------------------------------
                                           15 years   20 years   25 years   30 years   35 years
                                           --------   --------   --------   --------   ----------
               $100,000                     $24,000   $ 32,000   $ 40,000   $ 48,000   $ 56,000
                125,000                      30,000     40,000     50,000     60,000     70,000
                150,000                      36,000     48,000     60,000     72,000     84,000
                200,000                      48,000     64,000     80,000     96,000    112,000
                300,000                      72,000     96,000    120,000    144,000    168,000
                400,000                      96,000    128,000    160,000    192,000    224,000
=================================================================================================

     Messrs. Conrad and Richards participate in Source One retirement plans under which they are entitled to receive estimated annual retirement benefits in accordance with the table shown above. The level of benefits shown in the table does not reflect a reduction to be made based on compensation for which social security taxes were paid by Source One on behalf of each participant.

     Participants in the Source One retirement plans are eligible to receive normal retirement benefits at age 65, reduced normal retirement benefits at age 55, or a deferred vested benefit if they terminate employment prior to retirement but after five years of service. Such benefits are based on each participant's average eligible compensation for the five highest paid consecutive years in his or her last ten years before retirement or termination and on total years of credited service at retirement up to a maximum of 35 years. Annual eligible compensation for Messrs. Conrad and Richards includes base salary plus bonus received, but is limited to not more than one and one-third of base salary in total. Benefits for Messrs. Conrad and Richards accrued under the Source One retirement plans are based on 1994 eligible compensation amounts of $150,000.

     Benefits under the Source One retirement plans for a single person are computed on a straight-life basis and benefits for a married person are generally computed on a joint and 50% survivor basis, subject to each participant's right to elect alternative survivor benefits.

     As of December 31, 1994 Messrs. Conrad and Richards had 11 and 23 whole years of credited service, respectively, for purposes of computing their benefits under the Source One retirement plans.


PLANS SUBJECT TO SHAREHOLDER ACTION

     As further described in Proposal 2, the Board has approved, subject to shareholder approval, certain amendments to the Incentive Plan including changing its name to the Fund American Long-Term Incentive Plan (the "Amended Incentive Plan"). The Amended Incentive Plan provides for granting to executive officers and other key employees of the Company (and certain of its subsidiaries) various types of stock-based incentive awards including stock options, restricted stock and performance shares.

      As of March 27, 1995, there were no awards granted under the Amended Incentive Plan. All employees of the Company and its subsidiaries (excluding Source One) are eligible to receive awards pursuant to the Amended Incentive Plan.


                       COMPENSATION COMMITTEE INTERLOCKS
                         AND INSIDER PARTICIPATION IN
                            COMPENSATION DECISIONS


FUND AMERICAN COMMITTEE

     The Human Resources Committee of the Board is composed of the independent outside directors, namely, Messrs. Clark, Clark Jr., Gillespie, Macklin and Zankel. The Company notes the following relationships and transactions pertaining to American Express and Messrs. Gillespie, Macklin and Zankel.

     Mr. Gillespie is a Partner in the firm Cravath, Swaine & Moore, which has been retained by Fund American from time to time to perform legal services.

     Mr. Macklin is non-executive Chairman of White River. Through December 22, 1993 White River was a wholly-owned subsidiary of the Company. The Company currently owns 1,014,750 White River Shares, or approximately 17.9% of the outstanding White River Shares. White River has in the past provided various accounting and investment advisory services to Fund American. White River has outstanding a $50 million note payable to the Company which becomes due on March 24, 1996 and a $40 million revolving credit facility payable to the Company which becomes due on September 25, 1995. Pursuant to the terms of the credit agreement between White River and the Company, White River has the right to use certain of its investment portfolio securities to repay borrowings under the term loan and revolving credit facility.

     Mr. Zankel is Co-Managing Partner of First Manhattan Co. First Manhattan Co. has provided brokerage and non-discretionary investment advisory services to Fund American from time to time.

     American Express and its affiliates have from time to time provided various services to Fund American including investment banking services, brokerage services and financial consulting services. American Express beneficially owns all outstanding shares of the Series D Preferred Stock.

     Fund American believes that all the preceding transactions were on terms that were reasonable and competitive. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.

SOURCE ONE COMMITTEE

     Source One had no instances of compensation committee interlocks or insider participation in compensation matters in 1994.


                                  PROPOSAL 2

                             AMENDMENT TO THE 1985
                           LONG-TERM INCENTIVE PLAN

     The Incentive Plan was adopted by the Board and approved by the Company's sole shareholder in September 1985. On February 15, 1995, the Committee approved, subject to the approval of the Company's shareholders, a series of amendments to the Incentive Plan to: (i) extend the Incentive Plan's current expiration date of September 23, 1995 to May 24, 2005, (ii) increase to 500,000 the number of Shares which may be granted to participants pursuant to the Incentive Plan (from 353,762 unissued Shares remaining under the Incentive Plan as of March 27, 1995), and (iii) change the name of the Incentive Plan to the Fund American Long-Term Incentive Plan.

     The purpose of the amendment is to allow the Company to continue to have a long-term incentive plan in force as a means by which to attract and retain its current and future key employees. The Company believes that long-term compensation should be based on "pay for performance" and further believes that management should act as if they were owners. With these objectives in mind, the Committee believes that the proposed amendments to the Incentive Plan will allow the Company to continue to closely align the financial interests of management with those of the Company's shareholders.

     A complete copy of the Incentive Plan, reflecting the proposed amendments thereto, has been provided herewith as Appendix I. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 WHICH CALLS FOR THE AMENDMENT OF THE INCENTIVE PLAN.

                                  PROPOSAL 3

                          APPROVAL OF A NEW FIVE-YEAR
                         EMPLOYMENT AGREEMENT BETWEEN
                         THE COMPANY AND JOHN J. BYRNE

     On February 15, 1995 the Committee approved, subject to approval by the Company's shareholders, a new five-year employment agreement between John J. Byrne and the Company (the "Agreement"). Upon approval by the Company's shareholders, the Agreement would become effective for the period January 1, 1995 through December 31, 1999. The Agreement principally calls for: (i) Mr. Byrne to continue to serve as Chairman and Chief Executive Officer of the Company for the five-year term of the Agreement at his current salary; (ii) an extension of the term of 1,000,000 of the 1,150,000 warrants he currently holds to purchase Shares from January 2, 1996 to January 2, 2002 (the "Warrant Extension"); (iii) Mr. Byrne to forego the exercise of the 1,000,000 warrants extended until the day after his employment by the Company has ended; and (iv) providing Mr. Byrne the right to enter into a new loan from the Company, or to receive a Company guarantee of a loan obtained by Mr. Byrne from a third party, in an amount up to $15 million, upon the maturity of his outstanding $30 million loan with the Company which becomes due on October 23, 1995. The new loan would be a recourse loan having a term ending on or before December 31, 1999, a market interest rate and standard commercial terms.

     In accordance with generally accepted accounting principles, the Warrant Extension, if the Agreement is approved by shareholders, would result in a second quarter 1995 charge to net income. The accounting charge to be recorded represents the in-the-money amount of such warrants on the date the Agreement is approved by shareholders. Based on the market value per Share of $72.375 at the close of business on March 27, 1995, the pro forma effect of the Warrant Extension would be a $49.6 million pretax charge to compensation expense. The Warrant Extension is not expected to have a material adverse effect on shareholders' equity or book value per Share on the date of the Warrant Extension.

     A complete copy of the Agreement has been provided herewith as Appendix II. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3 WHICH CALLS FOR RATIFICATION OF THE AGREEMENT.


                                  PROPOSAL 4

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has recommended Ernst & Young LLP ("Ernst & Young") for reappointment as the Independent Auditors of Fund American. Subject to shareholder approval, the Board has appointed Ernst & Young as Fund American's Independent Auditors for 1995. Ernst & Young has provided various professional services to Fund American since 1974. A representative of Ernst & Young will attend the 1995 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4 APPROVING THE APPOINTMENT OF ERNST & YOUNG AS FUND AMERICAN'S INDEPENDENT AUDITORS FOR 1995.


                                 OTHER MATTERS

MANNER OF VOTING PROXIES

     Shares of Voting Stock represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the shares of Voting Stock represented by all valid proxies received will be voted: (i) for election of the nominees named earlier in this Proxy Statement as directors; (ii) for amendment of the Incentive Plan; (iii) for approval of the Agreement; and (iv) for the appointment of Ernst & Young as Independent Auditors. Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 1995 Annual Meeting.

VOTES REQUIRED FOR APPROVAL

     Proposals 1, 2, 3 and 4 require a favorable vote of a majority of the votes actually cast with respect thereto (excluding abstentions and shares of Voting Stock not voted).

INSPECTORS OF ELECTION

     First Chicago Trust Company of New York, P.O. Box 2532, Jersey City, New Jersey 07303-2532, has been appointed as Inspectors of Election for the 1995 Annual Meeting. Representatives of First Chicago Trust Company of New York will attend the 1995 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

COSTS OF SOLICITATION

     The solicitation of proxies will be made primarily by mail; however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

AVAILABLE INFORMATION

     The Company and Source One are subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company files reports, proxy statements and other information with the SEC, and Source One files reports and other information with the SEC.

     THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON REQUEST AND WITHOUT CHARGE, COPIES OF ALL DOCUMENTS (EXCLUDING EXHIBITS) FILED WITH THE SEC. Written or telephone requests should be directed to the Corporate Secretary, Fund American Enterprises Holdings, Inc., The 1820 House, Norwich, Vermont 05055-0850, telephone number (802) 649-3633.

PROPOSALS BY SHAREHOLDERS FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder that is a qualified holder of record of shares of Voting Stock having an aggregate market value of at least $1,000 wishes to present a proposal for action at the 1996 Annual Meeting of Shareholders, such proposal must be received by the Corporate Secretary at The 1820 House, Main Street, Norwich, Vermont 05055-0850, no later than January 26, 1996, in order to be considered for inclusion in the Company's 1996 Proxy Statement. Under the Company's Bylaws, a shareholder proposal shall include (in addition to any requirements of law): (i) a brief description of the proposal and the reasons for action upon it at the 1996 Annual Meeting of Shareholders (and in the event that the proposal includes an amendment to the Company's Certificate of Incorporation, the language of the proposed amendment); (ii) the name and address of the shareholder making the proposal; (iii) a representation that the shareholder is a qualified holder of record of shares of Voting Stock having an aggregate market value of at least $1,000 and that the shareholder intends to appear at the meeting, in person or by proxy; and (iv) any material interest of the shareholder in such proposal.

     By Order of the Board of Directors

     Dennis P. Beaulieu
     Corporate Secretary



     March 30, 1995

                                                                      APPENDIX I




                                                  -----------------------------
                                                  FUND AMERICAN
                                                  -----------------------------
                                                  LONG-TERM INCENTIVE PLAN
                                                  -----------------------------
                                                  (as amended)

                                                  -----------------------------
                                                  FUND AMERICAN
                                                  -----------------------------
                                                  LONG-TERM INCENTIVE PLAN
                                                  -----------------------------
                                                  (as amended)



FUND AMERICAN
LONG-TERM
INCENTIVE PLAN
(as amended)


1.   PURPOSE

     The purpose of the Fund American Long-Term Incentive Plan (the "Plan") is to advance the interests of Fund American Enterprises Holdings, Inc. (the "Company") and its stockholders by providing long-term incentives to certain key executives of the Company and of its subsidiaries.

2.   ADMINISTRATION

     The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. No member of the Committee shall be an employee of the Company or a subsidiary of the Company or shall have been eligible within one year prior to his appointment to receive awards under the Plan ("Awards") or to receive awards under any other plan of the Company or its subsidiaries under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company or any of its subsidiaries.

     The Committee shall have exclusive authority to select the employees to be granted Awards, to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.   PARTICIPATING SUBSIDIARIES

     If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. As used herein, "subsidiary" shall mean a "subsidiary corporation" as defined in Section 424 (f) of the Code.

     A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Board of Directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary's Board of Directors taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.   AWARDS

     (a) TYPE OF AWARDS. Awards shall be limited to the following four types:
         (i) "Stock Options," (ii) "Stock Appreciation Rights", (iii) "Restricted Stock" and (iv) "Performance Shares." Stock Options, which include "Incentive Stock Options" and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company having a par value of $1.00 per shares ("Shares"). A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

     (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. A maximum of 500,000 Shares, subject to adjustment as provided in paragraph 14, may be issued under the Plan. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares covered by the related Stock Option. Shares issued pursuant to the Plan may be either authorized but unissued Shares or reacquired Shares, or both. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company's option described in paragraph 6 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such Shares may again be issued under the Plan.

     (c) RIGHTS WITH RESPECT TO SHARES.

         (i) An employee to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

         (ii) An employee to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such employee's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

         (iii) The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

5.   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Options (including, in its discretion, Stock Appreciation Rights) either alone or, as provided in paragraph 7, in conjunction with Performance Shares. A maximum of 10,000 Stock Options and Stock Appreciation Rights (not including Stock Appreciation Rights attached to Stock Options) may be issued in one year to an employee. Each Stock Option shall comply with the following terms and conditions:

     (a) The exercise price shall not be less than the greater of (i) the fair market value of the Shares subject to such Stock Option at the time of grant, as determined in good faith by the Committee, or (ii) the par value of such Shares. However, the exercise price of an Incentive Stock Option granted to an employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a "Ten Percent Employee") shall not be less than the greater of 110% of such fair market value, or the par value of such Shares.

     (b) The Committee shall initially determine the number of Shares to be subject to each Stock Option. The number of Shares subject to a Stock Option will subsequently be reduced (i) on a share-for-share basis to the extent that Shares under such Stock Option are used to calculate the cash and/or Shares received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, and (ii) on a one-for-one basis to the extent that any Performance Shares granted in conjunction with such Stock Option pursuant to subparagraph 7(a) are paid, such reduction to be made in accordance with the provisions of subparagraph 7(e)(ii).

     (c) The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (d) The Stock Option shall not be exercisable:

         (i)    in case of any Incentive Stock Option as defined in Section 422
                (b) of the Code, after the expiration of ten years from the date it is granted, and in the case of any other Stock Option, after the expiration of ten years from the date it is granted. Any Stock Option may be exercised during such period only at such time or times as the Committee may establish;

         (ii) unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash or check, or (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a fair market value equal to the cash exercise price thereof, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, or (C) by a combination of United States dollars and Shares as aforesaid;

         (iii) unless the person exercising the Stock Option has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which
                Section 424 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), is applicable, except that:

                (A) if such person shall cease to be an officer or employee of the Company or one of its subsidiary corporations solely by reason of a period of Related Employment as defined in paragraph 9, he may, during such period of Related Employment (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

                (B) if an optionee shall become disabled as defined in paragraph 8 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), exercise the Stock Option with respect to
                     (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option; or

                (C) if an optionee shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and (ii) if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in subparagraph 5(d)(iv)(B) hereof, the three-year period following a retirement as described in subparagraph 5(d)(iv)(D) hereof or any period following a voluntary termination in respect of which death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date or, if applicable, two dates on which additional Shares were scheduled to become exercisable under the Stock Option provided, however, that if death occurs during the three-year period following a disability as described in subparagraph 5(d)(iv)(B) hereof, the three-year period following a retirement as described in subparagraph 5(d)(iv)(D) hereof or any period following a voluntary termination in respect of which the Board has exercised its discretion to grant continuing exercise rights as provided in subparagraph 5(d)(iv)(E) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

                (D) if such person shall retire under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) while holding a Stock Option which has not expired and has not been fully exercised, such person, at any time within three years after his retirement (but in no event after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof), may exercise the Stock Option with respect to any Shares as to which he could have exercised the Stock Option on the date he retired; or

                (E) if such person shall voluntarily terminate his employment with the Company, the Board may determine that the optionee may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of subparagraph 5(d)(i) hereof.

     (e) (i) The aggregate fair market value of Shares (determined at the time of grant of the Stock Option pursuant to subparagraph 5(a) of the Plan) for which any employee may be granted Incentive Stock Options under the Plan in any calendar year prior to 1987, may not exceed $100,000, plus the applicable carryover amount. The carryover amount for an employee from any prior year is one-half of the amount by which $100,000 exceeds the aggregate fair market value of Shares (at the time of grant) for which Incentive Stock Options were granted to such employee in such prior year, provided that (x) such amounts may be carried over for no more than three years, and (y) Incentive Stock Options granted in any year shall use up the $100,000 current year limitation first, and then use up the carryover amount or amounts from the year or years available, the earliest being taken first.

         (ii) The aggregate fair market value of Shares (determined at the time of grant of the Stock Option pursuant to subparagraph 5(a) of the Plan) with respect to which Incentive Stock Options granted after December 31, 1986, to any employee under the Plan are exercisable, for the first time, by such employee during any calendar year may not exceed $100,000.

     (f) If the Committee, in its discretion, so determines, there may be related to the Stock Option, either at the time of grant or by amendment, a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following :

         (i)    A Stock Appreciation Right may be exercised only

                (A) to the extent that the Stock Option to which it relates is at the time exercisable, and

                (B)  if

                     (1) in the case of a Stock Option other than an Incentive Stock Option only, such Stock Option will expire by its terms within 30 days (90 days if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"));

                     (2) the optionee has become disabled or ceased to be an officer or employee by reason of his retirement under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose); or

                     (3)  the optionee has died.

                          However, if the Stock Option to which the Stock Appreciation Right relates is exercisable and if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act, the Stock Appreciation Right may, subject to the approval of the Committee, be exercised during such periods, as may be specified by the Committee;

         (ii) A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of subparagraph 5(d)(iv)(C) hereof) to surrender unexercised the related Stock Option (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of Shares having an aggregate value equal to the excess of the value of one Share (provided that, if such value exceeds 150% of the Stock Option price per share specified in such Stock Option, such value shall be deemed to be 150% of such Stock Option price) over the Stock Option price per share, times the number of Shares subject to the Stock Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment or cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Share for this purpose shall be the fair market value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the value of a Share as of the day preceding the date on which the notice of election is received;

         (iii) No fractional Shares shall be delivered under this subparagraph 5(f), but in lieu thereof a cash adjustment shall be made; and

         (iv) In the case of a Stock Appreciation Right attached to an Incentive Stock Option, such Stock Appreciation Right shall only be transferable when such Incentive Stock Option is transferable pursuant to Section 5 (c) hereof.

     (g) Notwithstanding anything herein to the contrary:

         (i) in the event an Unfriendly Change in Control of the Company, as defined in subparagraph 10(b), occurs, then as of the Acceleration Date, as defined in subparagraph 10(b), each Stock Option granted hereunder shall be exercisable in full; provided, however, that in the case of an officer subject to Section 16(b) of the Exchange Act, no Stock Option shall become exercisable until the expiration of the period ending six months after the date of grant of the Stock Option hereunder; and

         (ii) in the event a Change in Control as defined in subparagraph 10(a) occurs and within 24 months thereafter: (A) there is a Termination Without Cause, as defined in paragraph 11, of an optionee's employment; or (B) there is a Constructive Termination as defined in paragraph 12, of an optionee's employment; or (C) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of an optionee affecting any Award held by such optionee and if the optionee then holds a Stock Option,

                1. In the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise the entire Stock Option, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the option has expired under the provisions of subparagraphs (5)(d)(i)), and

                2. in the case of an Adverse Change in the Plan, the optionee may exercise the entire Stock Option at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following his termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the option has expired under the provisions of subparagraph 5(d) (i)). Notwithstanding anything in this subparagraph 5(g) to the contrary, (x) in the case of an officer subject to Section 16(b) of the Exchange Act, no Stock Option shall become exercisable until the expiration of the period ending six months after the date of grant of the Stock Option hereunder.

6.   RESTRICTED STOCK

     Each Award of Restricted Stock shall comply with the following terms and conditions:

     (a) The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

     (b) Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted (the "Restricted Period") as the Committee shall determine. The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant's continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in paragraph 6(c), prior to the expiration of the Restricted Period or the earlier lapse of the option. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option become exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this subparagraph 6(b) shall terminate and be of no further force and effect. Notwithstanding anything to the contrary in this paragraph 6 (b), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162 (m) of the Code.

     (c) If a participant who has been in the continuous employment of the Company or of a subsidiary shall,

         (i) die or become disabled (as defined in paragraph 8) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) all Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs, or

         (ii) voluntarily terminate his employment with the Company or retire under an approved retirement plan of the Company or of a subsidiary (or such other retirement plan as may be approved by the Committee, in its sole discretion, for this purpose) during Restricted Period, the Board may determine that the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

     (d) In the event within 24 months after a Change in Control as defined in subparagraph 10(a) and during the Restricted Period

         (i) there is a Termination Without Cause, as defined in paragraph 11, of the employment of a participant;

         (ii) there is a Constructive Termination, as defined in paragraph 12, of the employment of a participant; or

         (iii) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of a participant, the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

7.   PERFORMANCE SHARES

     The Award of Performance Shares to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in subparagraph 7(e). Each Award of Performance Shares shall be subject to the following terms and conditions:

     (a) The Committee shall determine the number of Performance Shares to be granted to each participant and whether or not such Performance Shares are granted in conjunction with a Stock Option (the "Associated Stock Option"). The "Maximum Value" of each Performance Share shall be the market value per Share on the date the award is paid or becomes payable to participants. Performance Shares may be issued in different classes or series having different terms and conditions. In the case of any Performance Shares granted in conjunction with an Associated Stock Option, the number of Performance Shares shall initially be equal to the number of Shares which are subject to the Associated Stock Option, but the number of such performance Shares shall be reduced on a one for one basis to the extent that (A) Shares are purchased upon exercise of the Associated Stock Option, or (B) Shares may no longer be purchased under the Associated Stock Option because the Associated Stock Option or a part thereof has been surrendered unexercised pursuant to exercise of a Stock Appreciation Right attached to such Associated Stock Option.

     (b) The award period ("Award Period") in respect of any Award of Performance Shares shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such Award is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. At the time each Award is made, the Committee shall establish performance objectives to be attained within the performance periods as the means of determining the Actual Value. The performance objectives shall be based on the Company's growth in intrinsic business value, as outlined below, for each of the fiscal years comprising the performance period(s). The Actual Value of a Performance Share shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of a Performance Share shall be a portion of such Maximum Value if the performance objectives are met in part. In determining Actual Value, the Committee may either
         (i) multiply the total number of Shares available for payout at that time with respect to the participant by the Actual Value of each individual Share or (ii) multiply the Maximum Value of each individual Share by a number of Shares equal to or less than the total number of Shares available for payout, provided that products obtained in (i) and
         (ii) are the same. The Company's growth in intrinsic business value for any performance period shall be measured individually or as a combination of the following measurement factors: (i) the sum of the Company's return on equity (computed in accordance with generally accepted accounting principles ("GAAP")) for any fiscal years in the performance period divided by the number of fiscal years in the performance period, (ii) the growth in market value per Share for any fiscal years in the performance period divided by the number of fiscal years in the performance period, or (iii) the sum of the Company's economic return on equity (computed as the Company's GAAP return on equity adjusted for changes in the intrinsic value of assets whose value differs from their GAAP carrying value) for any fiscal years in the performance period divided by the number of fiscal years in the performance period. The Committee shall determine, no later than the award date and prior to the commencement of the performance period of such award, which of the above measurement factor(s) will be the relevant performance objectives for each award.

     (c) Performance Shares shall be cancelled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period (in which event the Associated Stock Option, if any, shall continue in effect in accordance with its terms), except solely by reason of a period of Related Employment as defined in paragraph 9, and except as otherwise specified in this subparagraph 7(c) or in subparagraph 7(d). Notwithstanding the foregoing an without regard to subparagraph 7(b), if a participant shall,

         (i) while in such employment, die or become disabled as described in paragraph 8 prior to the end of the Award Period, the Performance Shares shall be cancelled at the end of the next ending performance period and he, or his legal representative, as the case may be, shall receive payment in respect of such Shares which he would have received had he been in continuous employment with the Company through the end of that period and had the individual performance objectives, if any, that were imposed been achieved; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying subparagraph 7(d) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

         (ii) retire under an approved retirement program of the Company or a subsidiary (or such other plan as may be approved by the Committee, in its sole discretion, for this purpose) prior to the end of the Award Period, and

                (A) at the time of his retirement, the participant is 65 years old or older, the Performance Shares shall be cancelled at the end of the next ending performance period, and he shall receive the Maximum Value in respect to such Shares, at the date of cancellation,

                (B) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period, and before 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of one-ninth of the Performance Shares awarded to him under the Award, and

                (C) at the time of his retirement the participant is less than 65 years old and his retirement occurs prior to the end of the first performance period and after at least 24 months have elapsed since the first day of the Award Period, the participant shall receive payment with respect to the Actual Value of two-ninths of the Performance Shares awarded to him under the Award.

     (d) If within 24 months after a Change in Control of the Company as defined in subparagraph 10(a) and prior to the end of an Award Period:

         (i) there is a Termination Without Cause, as defined in paragraph 11, of the employment of a participant;

         (ii) there is a Constructive Termination, as defined in paragraph 12, of the employment of a participant; or

         (iii) there occurs an Adverse Change in the Plan, as defined in paragraph 13, in respect of a participant, then:

                (A)  the participant shall receive the Maximum Value of:

                     (1) that number of Performance Shares which is in the same proportion to the total number of Performance Shares awarded to the participant under such Award as

                          (x) the number of full months which have elapsed since the first day of the Award Period to the end of the first month in which occurs one of the events described in clauses (i), (ii) or (iii) of subparagraph 7(d) is to

                          (y) the total number of months in the Award Period, less

                     (2) the number of Performance Shares awarded to the participant under the Award in respect of which payment has already been made to the participant, and

                (B) if the number of Performance Shares determined pursuant to subclause (1) of clause (A) is less than the number of Performance Shares subject to the particular Award, the participant shall receive the Actual Value of the remaining Performance Shares. The Actual Value of the remaining Performance Shares shall be determined as follows:

                     (x) if the Board shall have determined, prior to the Change in Control and based on the most recent performance status reports, that the performance objectives for the particular Award were being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be equal to their Maximum Value, and

                     (y) if the determination of the Board was that the performance objectives for the particular Award were not being met at the date of the determination, the Actual Value of the remaining Performance Shares subject to the particular Award shall be such amount as shall have been determined by the Board as provided above in this subparagraph 7(d), but in no event shall Actual Value be less than fifty percent (50%) of Maximum Value. Payment of any amount in respect of Performance Shares as described above in this subparagraph 7(d) shall be made as promptly as possible after the occurrence of one of the events described in clauses 7(d)(i) through 7(d)(iii). Notwithstanding anything herein to the contrary, if, following a Change in Control of the Company as defined in subparagraph 10(a), a participant's employment remains continuous through the end of a performance period, then the participant shall be paid with respect to those Performance Shares for which he would have been paid had there not been a Change in Control and the Actual Value of those Shares shall be determined in accordance with subparagraph 7(e).

     (e) Except as otherwise provided in subparagraph 7(d), as soon as practicable after the end of the performance period or such earlier date as the Committee in its sole discretion may designate, the Committee shall determine whether the conditions of subparagraphs 7(b) and/or 7(c) hereof have been met and, if so, shall certify such fact to the Board of Directors and shall ascertain the Actual Value of the Performance Shares. If the Performance Shares:

         (i) were not awarded in conjunction with an Associated Stock Option, the Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary; or

         (ii) were awarded in conjunction with an Associated Stock Option, the Committee shall determine, in accordance with criteria specified by the Committee when the Award was made, (A) to cancel the Performance Shares, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Stock Option shall continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Shares to the participant or his beneficiary, in which event the Associated Stock Option shall be cancelled, or (C) to pay to the participant or his beneficiary the Actual Value of only a portion of the Performance Shares, in which event (1) all such Performance Shares shall be cancelled and (2) the Associated Stock Option shall be cancelled only as to a number of Shares equal to the number of Performance Shares so paid. Such determination by the Committee shall, if practicable, be made during the three-month period following the end of the performance period, or during such earlier period as shall be designated by the Committee and shall be made pursuant to criteria, specified by the Committee, which shall be uniform for all Awards having the same performance period.

                Payment of any amount in respect of the Performance Shares shall be made by the Company as promptly as practicable or shall be deferred to such other time or times as the Committee shall determine, and may be made in cash, in Shares, or partly in cash and partly in Shares as determined by the Committee. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Committee in its discretion.

8.   DISABILITY

     For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that (i) the physical or mental condition of the participant is such as would entitle him to payment of monthly disability benefits under the Source One Long-Term Disability Income Plan or any disability plan of the Company or a subsidiary in which he is a participant or (ii) he is not a participant in any such plan but his physical or mental condition would entitle him to benefits under the Source One Long-Term Disability Income Plan if he were a participant therein.

9.   RELATED EMPLOYMENT

     For the purposes of this Plan, Related Employment shall mean the employment of an individual by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the individual and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this paragraph 9. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was an officer or employee of the Company.

10.  CHANGE IN CONTROL

     (a) For purposes of this Plan, a "Change in Control of the Company" within the meaning of this subparagraph 10(a) shall occur if:

         (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than John J. Byrne or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares;

         (ii) the Continuing Directors, as defined in subparagraph 10(c), cease for any reason to constitute a majority of the Board of the Company; or

         (iii) the business of the Company for which the participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company). A Change in Control of the Company within the meaning of this subparagraph 10(a) also may constitute an Unfriendly Change in Control of the Company within the meaning of this subparagraph 10(b).

     (b) A Change in Control of the Company shall be deemed an "Unfriendly Change in Control of the Company" if:

         (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than American Express Company or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares through a transaction that is opposed by the Company's Chairman and Chief Executive Officer, and

         (ii) a majority of the Company's Continuing Directors, as defined in subparagraph 10(c), by resolution adopted within 30 days following the date the Company becomes aware that subparagraph 10(b)(i) has been satisfied, determines that a Change in Control has occurred.

     For purposes of subparagraph 5(g), "Acceleration Date" shall mean the date on which a majority of the Company's Continuing Directors adopts a resolution (or takes other action) making the determination that a Change in Control of the Company has occurred.

     (c) For the purposes of this Plan, "Continuing Director" shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35 %) or more of the Company's Shares and (B) who either was a member of the Board on September 4, 1985, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof). Any action, approval of which shall require the approval of a majority of the Continuing Directors, may be authorized by one Continuing Director, if he is the only Continuing Director on the Board, but no such action may be taken if there are not Continuing Directors on the Board.

11.  TERMINATION WITHOUT CAUSE

     For purposes of this Plan, "Termination Without Cause" shall mean a termination of the participant's employment with the Company or a subsidiary by the Company or the subsidiary other than (i) for disability as described in paragraph 8 or (ii) for Cause. "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment by the Company or by a subsidiary which causes, or is likely to cause, material loss or damage to the Company.

12.  CONSTRUCTIVE TERMINATION

     "Constructive Termination" shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 12 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this paragraph 12 on the basis of which the declaration of Constructive Termination is given.

13.  ADVERSE CHANGE IN THE PLAN

     An "Adverse Change in the Plan" shall mean

     (a) termination of the Plan pursuant to subparagraph 19(a);

     (b) amendment of the Plan pursuant to paragraph 18 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or

     (c) in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

14.  DILUTION AND OTHER ADJUSTMENTS

     In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to subparagraph 4(b), in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the number of Maximum Value or Actual Value of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

15.  DESIGNATION OF BENEFICIARY BY PARTICIPANT

     A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

16.  FINANCIAL ASSISTANCE

     If those members of the Board who are ineligible to receive Awards under the Plan determine that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company under a program of the Company or a subsidiary approved pursuant to applicable law or regulation, or from a bank or other third party, in such amount as is required to permit the payment of taxes in respect of such Award (or, in the case of an Award of a Stock Option, to permit the exercise thereof and/or the payment of any taxes in respect thereof) to the extent that such taxes (and Stock Option price) exceed the cash portion, if any, of the Award. Such assistance may take any form that the Committee deems appropriate, including but not limited to a direct loan from the Company or a subsidiary, a guarantee of the obligation by the Company or a subsidiary, or the maintenance by the Company or a subsidiary of deposits with such bank or third party.

17.  MISCELLANEOUS PROVISIONS

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

     (b) A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

     (c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

     (d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share that the participant (or any beneficiary or person entitled to payment under subparagraph 5(d)(iii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

     (e) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

         (i) if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

         (ii) if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

     (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     (g) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

18.  AMENDMENT

     The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent.

19.  TERMINATION

     This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) the adoption of a resolution of the Board terminating the Plan; or

     (b) ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with paragraph 20 hereof.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20.  SHAREHOLDER ADOPTION

     The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders in the manner required by the laws of the State of Delaware.


             As originally approved by the Board of Directors, September 4, 1985 and adopted by the sole shareholder September 23, 1985. The Plan was further amended by the Board of Directors, August 13, 1986 and February 15, 1995.

                                                                     APPENDIX II


                       EMPLOYMENT AGREEMENT dated as of
                     February, 1995, between FUND AMERICAN
                   ENTERPRISES HOLDINGS, INC., a Delaware
                      corporation ("Fund American"), and
                         JOHN J. BYRNE ("Executive").


     WHEREAS Executive is now employed by Fund American and Fund American desires for Executive to remain so employed; and

     WHEREAS Fund American and Executive desire to establish in this Agreement certain terms and conditions concerning, the employment of Executive.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

     1. Term of Employment; Duties. (a) Fund American shall employ Executive for the period (the "Term") beginning as of January 1, 1995, and ending on December 31, 1999, as the Chief Executive Officer of Fund American and, at the discretion of the Board of Directors of Fund American (the "Board"), as the Chairman of the Board, and Executive shall work for Fund American in such capacities.

     (b) Upon the request of the Board, Executive shall, during the Term, serve as a member of any board of directors (or similar governing body) and/or as an officer of any subsidiary of Fund American, any business to which Fund American or any of its subsidiaries has, at any time during the Term, the right to designate one or more members (including Financial Security Assurance Inc.) or any other company in which Fund American has made an Investment that the Board deems "significant" and (ii) at the request of any such board of directors, as the chairman of such board. All compensation (including options, warrants, stock appreciation rights or other securities or other ownership interests in any such business or company and including all director fees and any other compensation) received by Executive in his capacity as an officer or director of any such business or company (other than cash compensation for serving as an officer or a director of a subsidiary of Fund American) shall promptly be turned over and assigned (without recourse) to, and shall be the property of, Fund American.

     (c) Anything herein to the contrary notwithstanding, nothing shall preclude Executive from (i) subject to the approval of the Fund American Board of Directors, serving on the boards of directors of other corporations or the boards of trade associations or charitable organizations, (ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the performance of Executive's duties hereunder.

     (d) Executive represents and warrants, that Executive is free to be employed by Fund American upon the terms contained in this Agreement.

     2. Compensation. (a) For all services rendered by Executive to Fund American in any capacity during Executive's employment under this Agreement, Fund American agrees to pay or cause to be paid to Executive a base salary at the rate of $550,000 per annum (the "Base Salary"), payable in equal installments in accordance with the ordinary salary payment practices of Fund American in effect from time to time. During the Term, Executive's Base Salary will not be increased or decreased.

     (b) As additional compensation for the services to be rendered by Executive hereunder, Executive will be eligible to receive an annual bonus (the "Bonus") to the extent, and at such time and in such amount, awarded by the Board in its discretion.

     (c) Executive shall be entitled to participate in any benefit plans and programs available to Fund American's other executive officers as in effect from time to time.

     3. Reimbursement for Expenses. Executive is authorized to incur reasonable and necessary traveling expenses and other disbursements for or on behalf of Fund American in the performance of Executive's duties during executive's employment under this Agreement. Fund American, according to its practices (including with regard to class of service), will reimburse Executive for all such expenses upon presentation of a properly itemized account of such expenditures, setting forth the business reasons for such expenditures.

     4. Termination of Employment. (a) The employment of Executive under this Agreement shall be deemed to have been terminated by Fund American if Executive voluntarily terminates his employment following one or more of the following occurrences:

     (i) an assignment to Executive of duties materially inconsistent with those assigned to Executive immediately prior to the date hereof or a material diminution in Executive's authority, duties or responsibilities from those assigned to or held by Executive immediately prior to the date hereof;

     (ii) any removal or effective removal of Executive from Executive's position as Chairman of the Board and Chief Executive Officer of Fund American;

     (iii) a "Change of Control of the Company" (as defined in the Fireman's Fund Corporation 1985 Long-Term Incentive Plan) shall have occurred;

     (iv) a reduction by Fund American in the total amount of Executive's Base Salary without Executive's consent; or

     (v)    any material breach of this Agreement by Fund-American.

     (b) Notwithstanding any other provision of this Agreement, in the event of the death or Disability (as defined below) of Executive, this Agreement shall be terminated as of the date of such death or Disability. The term "Disability" shall mean the inability of Executive, due to illness, accident, or any other physical or mental incapacity, to perform Executive's duties in a normal manner for a period of 180 days (whether or not consecutive) in any 12-month period during the Term. Whether or not a Disability of Executive exists shall in each case be determined by the Board, and any determination so made in good faith shall be conclusive.

     (c) Notwithstanding any other provision of this Agreement, Executive's employment by Fund American hereunder may be terminated by Fund American at any time in its sole discretion.

     5. Compensation upon Termination. (a) In the event that Executive's employment is terminated (or deemed to have been terminated) pursuant to Section 4, Executive shall be entitled to Base

Salary accrued but unpaid through the date of termination of Executive's employment and any benefits which may then be due Executive under any of the benefit or other plans referred to in Section 2(c), but Executive shall forfeit Executive's right to any Bonus and shall not be entitled to any further compensation or benefits hereunder.

     (b) Notwithstanding the foregoing, in the event that (1) Executive's employment is deemed to have been terminated hereunder following the occurrence of an event specified in clause (iii), (iv) or (v) of Section 4(a) or (2) Executive's employment hereunder is otherwise terminated (or deemed to have been terminated) by Fund American without cause (including following Fund American, without cause, taking any of the actions specified in clause (i) or (ii) of
Section 4(a)), Executive shall be entitled to, and Fund American shall provide to Executive, in addition to the amounts referred to in the preceding paragraph
(a) and to any Bonus awarded by the Board but unpaid, the following severance benefits:

     (i) Cash Payment. Executive shall be entitled to a cash payment in an amount equal to the aggregate Base Salary that he would have received hereunder during the remainder of the Term following the termination of Executive's employment (the "Compensation Period"). Such cash payment shall be paid to Executive in a lump sum without discount within 30 days following such termination.

     (ii) Welfare Benefits. During the Compensation Period, Executive will be provided with substantially the same welfare benefits afforded by the employee benefit plans and programs maintained by Fund American in which Executive participated immediately prior to Executive's termination, including group life insurance, accidental death and dismemberment insurance and health insurance.

     6. Amendment of Warrant Agreement. In order to induce Executive to continue his employment by Fund American and to enter into this Agreement, and in consideration thereof, the Common Stock Warrant Agreement with respect to Shares of the Common Stock of Fireman's Fund Corporation dated as of October 17, 1985, is being amended by an agreement in the form of Exhibit A to this Agreement being executed and delivered simultaneously with the execution and delivery hereof.

     7. Extension or Guarantee of Loan. On October 23, 1995, at Executive's option, Fund American will make a loan to Executive or Executive shall have the right to receive a Fund American guarantee of a loan obtained by Executive from a third party, in an amount not in excess of $15,000,000. Such loan, if made, will be made on a recourse basis and will have a term ending no later than December 31, 1999, a market interest rate and standard commercial terms. In order to exercise the foregoing option to obtain the loan or the guarantee, Executive shall notify Fund American thereof no later than October 13, 1995.

     8. Indemnification. (a) Fund American agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of Fund American or is or was serving at the request of Fund American as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by Fund American to the fullest extent permitted or authorized by Fund American's certificate of incorporation or bylaws or, if greater, by the-laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee, or agent of Fund American or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. Fund American shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by Fund American of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expense.

     (b) Neither the failure of Fund American (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 8(a) that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by Fund American (including the Board or its independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

     (c) Fund American agrees to maintain a directors' and officers' liability insurance policy covering Executive to the extent Fund American provides such coverage for its other executive officers.

     9. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, and any attempted transfer or assignment in violation of this Section 9 shall be null, void and of no effect; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of Fund American, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     10. Severability; Enforceability. To the extent that it may effectively do so under applicable law, each party hereto hereby waives any provision of law which renders any provision of this Agreement invalid, void or unenforceable in any respect. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and obligations set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11. Waivers, Amendments, etc. No failure or delay on the part of the parties hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing, and signed by each party hereto, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     12. Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of this Agreement.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

     14. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement and Executive's employment hereunder. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this Section.

     15. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when sent, if by registered or certified mail, return receipt requested, postage prepaid and (ii) when received, if delivered personally or otherwise, to the party to whom it is directed:

            If to Fund American, to the following address:

                 The 1820 House
                 Norwich, VT 05055-0850
                 Attention:  Executive Vice President

            If to Executive, to Executive at the address set forth below:

                 35 Rope Ferry Road
                 Hanover,  NH   03755
                 Attention:  John J. Byrne

            With copies to:

                 Robert Snyder, CPA
                 P.O. Box 1018
                 Norwich,  VT   05055

or at such other address as the parties hereto shall have specified by notice in writing to the other parties; provided that such notice of change of address shall be deemed to have been duly given only when actually received.

     16. Survivorship. The respective rights and obligations of the parties hereto shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     17. Beneficiaries. Executive shall be entitled to select (and change to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving Fund American written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed when appropriate, to refer to his beneficiary, estate or other legal representative.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

     19. Effectiveness. This Agreement shall become immediately effective upon the approval of shareholders entitled to vote a majority of the shares of common stock of Fund American of the terms and provisions of this Agreement and the amendment referred to in Section 6 hereof.

     IN WITNESS WHEREOF, the parties, have executed this Agreement as of the day and year first above written.



                                       FUND AMERICAN ENTERPRISES
                                       HOLDINGS, INC.



                                       by ______________________________________
                                       Name:
                                       Title:



                                       EXECUTIVE:



                                       _________________________________________
                                       John J. Byrne

                                                                EXHIBIT A TO THE
                                                            EMPLOYMENT AGREEMENT



               AMENDMENT dated as of February 15, 1995, to the Common Stock Warrant Agreement with respect to Shares of the Common Stock of Fireman's Fund Corporation dated as of October 17, 1985 (the "Warrant Agreement"), between FUND AMERICAN ENTERPRISES HOLDINGS, INC., a Delaware corporation ("Fund American"), and JOHN J. BYRNE (the "Executive").



     WHEREAS Fund American, formerly known as Fireman's Fund Corporation, has entered into the Warrant Agreement with respect to it's common stock with Executive (capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement);

     WHEREAS 1,150,000 of the Warrants issued under the Warrant Agreement remain outstanding, all of which are held by Executive;

     WHEREAS Executive is employed by Fund American and Fund American desires for Executive to remain so employed and, accordingly, desires to enter into the Employment Agreement dated as of February 15, 1995 (the "Employment Agreement"), with Executive being executed and delivered simultaneously herewith;

     WHEREAS Fund American and Executive desire to amend certain provisions of the Warrant Agreement in connection with the execution and delivery of the Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

     1.     Extension of Warrant Termination Date.
Notwithstanding anything in the Warrant Agreement, but subject to the provisions of Section 1.03(c) thereof (which may accelerate the Warrant Termination Date in the event of Executive's death prior to January 2, 2002), the Warrant Termination Date with respect to 1,000,000 of the Warrants is hereby extended to January 2, 2002. The Warrant Termination Date with respect to the 150,000 remaining outstanding Warrants shall continue to be January 2, 1996, in accordance with the terms of the Warrant Agreement.

     2. Agreement Regarding Exercise of Warrants. Notwithstanding anything in the Warrant Agreement, Executive shall not exercise any of the Warrants until the day after his employment by Fund American is terminated or deemed to have been terminated in accordance with the terms of the Employment Agreement.

     3. Other Terms Unaffected. Other than as provided above, all other terms, conditions and provisions of the Warrants shall continue as set forth in the Warrant Agreement.

     4. Headings and Governing Law. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     5. Effectiveness. This Agreement shall become immediately effective upon approval of shareholders entitled to vote a majority of the shares of common stock of Fund American of the terms and provisions of this Agreement and the Employment Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       FUND AMERICAN ENTERPRISES
                                       HOLDINGS, INC.



                                       by ______________________________________
                                       Name:
                                       Title:



                                       EXECUTIVE:



                                       _________________________________________
                                       John J. Byrne

PROXY


 -----             FUND AMERICAN ENTERPRISES HOLDINGS, INC.            -----

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                         ANNUAL MEETING MAY 18, 1994


    The undersigned hereby appoints John J. Byrne and Howard L. Clark, and each of them, proxies, with full power of substitution, to vote all Shares of the undersigned at the 1994 Annual Meeting of shareholders to be held May 18, 1994, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
                                                  (Change of Address/Comments)
    Your vote for the Election of Directors may
    be indicated on the reverse. The following    ----------------------------
    Directors are being nominated at this meeting
    for election to terms ending in the year      ----------------------------
    indicated.
                                                  ----------------------------

    1995. Howard L. Clark                         ----------------------------
    1997. Howard L. Clark, Jr.                    (If you have written in the
          Arthur Zankel                           above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card).


YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08812-9052.

         PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                                                     SEE REVERSE
                                                                         SIDE

[X]  PLEASE MARK YOUR                                                       7612
     VOTES AS IN THIS
     EXAMPLE.


This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of Directors FOR Amendment of the Incentive Plan, FOR Approval of the Agreement and FOR the Appointment of Independent Auditors.


--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------
1 Election of Directors (see reverse)

   FOR     WITHHELD
   [_]       [_]


FOR, except vote withheld from the following nominee(s)


---------------------------------------------------------
2. Amendment of the Incentive Plan

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


Change of Address
Comments on           [_]
Reverse Side

3. Approval of the Agreement

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]

4. Appointment of Independent Auditors

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


------------------------------------------
 SIGNATURE(S)               DATE

PROXY

-----             FUND AMERICAN ENTERPRISES HOLDINGS, INC.            -----

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                         ANNUAL MEETING MAY 24, 1995

The undersigned hereby appoints John J. Byrne and Howard L. Clark, and each of them, proxies, with full power of substitution, to vote all Shares of the undersigned at the 1995 Annual Meeting of shareholders to be held May 24, 1995, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card or below. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR AMENDMENT OF THE INCENTIVE PLAN, FOR APPROVAL OF THE AGREEMENT, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
                                                 (Change of Address/Comments)
Your vote for the Election of Directors may
be indicated on the reverse. The following       ------------------------------
Directors are being nominated at this meeting
for election to terms ending in the year         ------------------------------
indicated.
                                                 ------------------------------

1997. Robert P. Cochran                          ------------------------------
1998. Howard L. Clark                            (If you have written in the
      K. Thomas Kemp                             above space, please mark the
      Gordon S. Macklin                          corresponding box on the
                                                 reverse side of this card).


YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, POST OFFICE BOX 8085, EDISON, NEW JERSEY 08818-9052.

          PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

--

[X]  PLEASE MARK YOUR                                                     0278
     VOTES AS IN THIS
     EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no directions are made, this proxy will be voted FOR the Election of Directors FOR Amendment of the Incentive Plan, FOR Approval of the Agreement and FOR the Appointment of Independent Auditors.


--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------
1 Election of Directors (see reverse)

   FOR     WITHHELD
   [_]       [_]


FOR, except vote withheld from the following nominee(s)

-------------------------------------------------------

2. Amendment ofthe Incentive Plan

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


Change of Address
Comments on           [_]
Reverse Side


3. Approval of the Agreement

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]

4. Appointment of Independent Auditors

   FOR     AGAINST     ABSTAIN
   [_]       [_]         [_]


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


---------------------------------------------

---------------------------------------------
 SIGNATURE(S)                      DATE